UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2021

Unico American Corporation

 (Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-03978	95-2583928
(Commission File Number)	(IRS Employer Identification No.)

26050 Mureau Road
Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 591-9800

(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	UNAM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company |_|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. |_|

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 12, 2021, Unico American Corporation (the “Company”), through Crusader Insurance Company (“Crusader”), completed the previously announced sale of the Company’s headquarters at 26050 Mureau Road, Calabasas, California 91302, for approximately $12,695,000 (the “Sale”) to Mureau Road, LLC (“Mureau Road”), a subsidiary of Alliant Capital, Ltd. (“Alliant”). The Sale was completed pursuant to that certain Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate, as previously disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 29, 2020, which disclosure is incorporated herein by reference. Mureau Road and Alliant do not have any material relationship with the Company or its subsidiaries, other than through the Sale and the Lease (as defined below) transactions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 12, 2021, the Standard-Multi Tenant Office Lease – Net, dated January 28, 2021 (the “Lease”), by and between Crusader and Mureau Road became effective in connection with the completion of the Sale. The terms of the Lease were previously disclosed in a Current Report on Form 8-K filed with the SEC on February 1, 2021, which disclosure is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UNICO AMERICAN CORPORATION

                                                                (Registrant)

Date: February 18, 2021    By:   /s/ Michael Budnitsky

Name:   Michael Budnitsky

Title:    Chief Executive Officer, President, Treasurer, Chief Financial Officer and Secretary

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